Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Vanguard Health Systems, Inc. 2004 Stock Incentive Plan and the Vanguard Health Systems, Inc. 2011 Stock Incentive Plan of Vanguard Health Systems, Inc. of our report dated August 26, 2010 with respect to the consolidated financial statements of Vanguard Health Systems, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2010, filed with the Securities and Exchange Commission.
/s/ Ernst & Young LLP
Nashville, Tennessee
June 23, 2011